Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-139978 and 333-137562) and related prospectuses of Williams Partners L.P., and in the registration statement on Form S-8 (No. 333-128881) of Williams Partners L.P. of our report dated February 25, 2008, with respect to the financial statements of Wamsutter LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/  Ernst & Young LLP

Tulsa, Oklahoma
February 25, 2008